Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

Working capital loan Agreement

THIS AGREEMENT is dated 9 September 2024 between:

TMC THE METALS COMPANY INC., a company organized under the laws of British Columbia, Canada;

and

Allseas Investments SA, a corporation organized under the laws of Switzerland

RECITALS

WHEREAS the Lender has determined to make available to the Borrower an unsecured loan in the amount of USD $5,000,000 (the “Loan Amount”) subject to the terms and conditions set forth herein, including payment of interest on the Loan Amount outstanding from time to time at the rate and times and in the manner set forth herein.

NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations and warranties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties to this Agreement covenant and agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith:

1.1.1	“Agreement” means this Working Capital Loan Agreement, as the same may be amended, restated or supplemented from time to time; the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement as a whole and not to any particular Article or Section, or other portion hereof or thereof;

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1.1.2	“Applicable Law” means, in respect of any person, property, transaction, event or course of conduct, all applicable laws, statutes, rules, by-laws, regulations, regulatory policies and all applicable official directives, orders, judgements and decrees of Governmental Authorities;

1.1.3	“Borrower” means TMC the metals company Inc., a company incorporated under the laws of the Province of British Columbia, and its successors and permitted assigns;

1.1.4	“Business Day” means a day (other than Saturday or Sunday) on which banks are generally open for business in Switzerland and New York;

1.1.5	“Change of Control “a significant change in the ownership or control of Borrower through a merger, acquisition, or a change in the composition of the Borrower's board of directors or management team;

1.1.6	“Event of Default” has the meaning attributed to such term in Section 4.1;

1.1.7	“Governmental Authority” means any government, legislature, regulatory authority, agency, department, commission, board, instrumentality or rule-making entity of any government, legislature, or any court, tribunal, arbitration board or arbitrator or (without limitation to the foregoing) other law, regulation or rule making entity having or purporting to have jurisdiction in the relevant circumstances, or any person acting or purporting to act under the authority of any of the foregoing (including, without limitation, any arbitrator);

1.1.8	“Insolvency Law” means Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada), Companies' Creditors Arrangement Act (Canada), and the Insolvency Act 1986 (United Kingdom) together with all insolvency related regulations in effect in the United Kingdom;

1.1.9	“Lender” means Allseas Investments SA, a corporation organized under the laws of Switzerland; and its successors and permitted assigns;

1.1.10	“Loan Amount” means the amount of USD 5,000,000 advanced and outstanding under this Agreement which may be reduced by any Prepayment Amount in accordance with Section 4.6;

1.1.11	“Obligations” means all indebtedness, liabilities and other obligations of the Borrower owed to the Lender under this Agreement, whether actual or contingent, matured or not;

1.1.12	"Parties” means the Borrower and the Lender;

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1.1.13	“person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Authority;

1.1.14	“Prepayment Amount” has the meaning attributed to such term in Section 4.6;

1.1.15	“Repayment Date” means April 1, 2025;

1.1.16	“USD Interest Market Rate” will be determined based on the 6-month annualised Secured Overnight Financing Rate (SOFR) published by the Federal Reserve Bank of New York. The 6-month annualised SOFR rate will be calculated by taking the 180-day SOFR average (as published on https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index) at the date of this Agreement, multiplied by 180 days and divided by 360. If this 6-month annualised rate is less than zero, this rate shall be deemed to be zero. In the event that the SOFR rate is not available or published during the term of the loan, the parties will negotiate in good faith to determine a suitable alternative benchmark rate."

1.2	Gender and Number

Words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.3	Monetary References

Any reference in this Agreement to “Dollars”, “dollars” “USD” or the sign “$” shall be deemed to be a reference to lawful money of United States.

1.4	References

Except as otherwise specifically provided, any reference in this Agreement to any contract, agreement, document or any other instrument shall be deemed to include references to the same as varied, amended, supplemented, restated or replaced from time to time, and any reference in this Agreement to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.5	Actions on Days Other Than Business Day

Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Business Day after such day.

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1.6	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

Article 2
The LOAN

2.1	The Lender grants to the Borrower an unsecured USD term loan of the Loan Amount subject to the conditions of this Agreement.

Article 3
Purpose

3.1	The Borrower shall apply the Loan Amount under this Agreement towards general corporate purposes and repayment of any outstanding amounts under the short term loan between Borrower and Argentum Cedit Virtuti GCV, dated May 27, 2024, excluding repayment on other financial arrangements entered into by Borrower or its subsidiaries. The foregoing exclusion does not apply to any (re)payments to Argentum Cedit Virtuti GCV under the unsecured credit facility agreement, dated March 22, 2023 as amended from time to time.

Article 4
PAYMENTS

4.1	Payments

The Lender agrees, in accordance with the terms and conditions of this Agreement, to make available to the Borrower the Loan Amount on 10 September 2024 by electronic means.

With the exception of an amount of USD 2,047,111.11, payment of the Loan Amount, by Lender to Borrower under this Agreement shall be transferred to the following Borrower’s bank account:

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Borrower requests, and Lender accepts, the Lender to transfer USD 2,047,111.11 of the Loan Amount directly to Argentum Cedit Virtuti GCV:

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Any payments by Borrower to Lender under this Agreement shall be transferred to the following Lender’s bank account:

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4.2	Interest

4.2.1	Subject to Section 4.2.2, the Borrower agrees to pay interest on the Loan Amount at USD Interest Market Rate and a margin of 4.0% per annum payable in cash in two installments, in arrears, on January 2, 2025 and the Repayment Date.

4.2.2	For each payment of the interest payable hereunder on the then outstanding Loan Amount, the Borrower may elect to defer cash payment until the Repayment Date by 5 Business Days advance notice in writing to the Lender in which event the interest on the Loan Amount plus accrued interest shall be at a rate of USD Interest Market Rate and a margin of 5.0% per annum.

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4.3	Withholding Taxes, No Deduction etc.

Any and all payments made by the Borrower hereunder to the Lender shall be made net of applicable withholding taxes. All interest payments to be made hereunder shall be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment thereof.

4.4	Application of Payments

All amounts prepaid or repaid shall be applied firstly in reduction of the accrued and unpaid interest then outstanding and thereafter in reduction of the Loan Amount being prepaid or repaid.

4.5	Repayment

The Borrower hereby unconditionally promises to pay to the Lender the outstanding Loan Amount and all other Obligations on the Repayment Date.

4.6	Prepayment

The Borrower may, at its option, prepay any amounts outstanding hereunder, in whole or in part (the “Prepayment Amount”), without premium or penalty, at any time prior to the Repayment Date on five (5) Business Day's prior notice to the Lender. The aggregate maximum amount of the Loan Amount shall be reduced with any amount prepaid by Borrower to Lender. Any amount prepaid cannot be re-borrowed.

Notwithstanding the previous paragraph, if Borrower or any of its subsidiaries [***], Borrower shall, within 5 Business Days, repay to Lender USD 2,000,000 and thereafter Borrower shall repay on or before 31 December 2024 to Lender an amount of:

i.	USD 1,000,000 in the event [***]; or

ii.	USD 1,500,000 in the event [***].

4.7	Termination

The Borrower may, at its option, terminate this Agreement upon 5 Business Days’ notice, provided, however, that the Borrower has repaid any amounts outstanding hereunder.

The Lender may, at its option, terminate this Agreement with immediate effect upon notice, in the event of a Change of Control and all Obligations of Borrower shall be immediately due and payable.

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Article 5
REPRESENTATIONS AND WARRANTIES

5.1	Mutual Representations and Warranties

Each Party represents to the other Party the following on the date hereof:

(a)	the Party is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation;

(b)	the Party has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect of the foregoing;

(c)	neither the Agreement nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or will result in a breach or violation of, any constating documents of the Party, any agreement to which the Party is a party or by which the Party is bound, or any Applicable Law, where such conflict, breach or violation would prevent, impair or modify the performance by the Party of its obligations under this Agreement in any material respect;

(d)	there is no consent, approval, authorization, release, waiver or other action of, or any registration, declaration, filing or notice with or to, any Governmental Authority or other person that is required for the execution or delivery by the Party of this Agreement or the performance of its obligations hereunder;

(e)	this Agreement has been duly executed and delivered by the Party and will constitute upon execution and delivery thereof a legal, valid and binding obligation of the Party enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

5.2	Borrower Representations and Warranties

In addition to Section 3.1, Borrower represents to Lender the following on the date hereof:

(a)	No Event of Default has occurred or is continuing or is reasonably likely to result from making the loan or the entry into, the performance of, or any transaction contemplated by this Agreement.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination thereof, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on the Borrower or to which any of its assets is subject which has or is reasonably likely to have a material adverse effect on its business, assets or condition or ability to perform its obligations under this Agreement.

(c)	It will comply, in all respect, with all Applicable Laws, if failure to do so has or is reasonably likely to have a material adverse effect on its business, assets or condition, or its ability to perform its obligations under this Agreement.

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Article 6
EVENTS OF DEFAULT AND REMEDIES

6.1	Events of Default

The occurrence of any of the following events shall constitute an event of default (each an “Event of Default”):

6.1.1	Default in Payment. If the Borrower defaults in the payment when due of any of the Obligations which require the payment of money to the Lender, unless such default is remedied within ten (10) Business Days after notice thereof by the Lender to the Borrower; or

6.1.2	Voluntary Insolvency Actions. If the Borrower becomes insolvent, makes any assignment in bankruptcy or makes any other similar assignment for the benefit of creditors, makes any proposal under any Insolvency Law or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrate or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition; or

6.1.3	Involuntary Insolvency Proceedings. If any proceeding or filing shall be instituted or made against the Borrower seeking to have an order for relief entered against the Borrower as debtor or to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition under any Insolvency Law or any other bankruptcy, insolvency or analogous law, or seeking appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of its properties or assets unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings or is dismissed, vacated or permanently stayed within thirty (30) days of institution; or

6.1.4	Decree, Order under Insolvency Laws. If a decree or order of a court of competent jurisdiction is entered adjudging the Borrower a bankrupt or insolvent or approving a petition seeking the winding-up of the Borrower under any Insolvency Law or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against any substantial part of the assets of the Borrower or ordering the winding up or liquidation of its affairs unless, in any such case, such judgment, petition or order is stayed and of no effect against the rights of the Lender within thirty (30) days of its entry.

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6.1.5	Cross-default. The Borrower stops or suspends payment of any of its debts, or is unable to, or admits its inability to, pay its debts as they fall due and/or any commitment for its debts is cancelled or suspended as a result of an event of default.

6.1.6	Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, this Agreement is (or proves to have been) incomplete, untrue, incorrect or misleading when made, repeated or deemed made.

6.2	Remedies Upon Event of Default

Upon the occurrence of any Event of Default, the Lender may by notice given to the Borrower declare all Obligations to be immediately due and payable and the Lender may take such actions and commence such proceedings as may be permitted at law or in equity at such times and in such manner as the Lender in its sole discretion may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonor or any other action. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law. The Borrower agrees to indemnify the Lender for all costs and expenses incurred in connection with the collection of any of the obligations or other actions taken under this Section.

6.3	Payments and Distributions

All payments and distributions under or in respect of this Agreement shall be held by the Lender on account of the Obligations without prejudice to any claim by the Lender for any deficiency after such payments and distributions are received by the Lender and the Borrower shall remain liable for any such deficiency. All such payments and distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion, and the Lender may at any time change any appropriation of any such payments or distributions or other moneys received by it and reapply the same on any other part of the Obligations as the Lender may see fit, in its sole discretion, notwithstanding any previous application.

Article 7

GENERAL

7.1	Amendment and Waiver

No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower from any provision hereof or thereof is effective unless it is in writing and signed by an officer of the Lender and the Borrower. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

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7.2	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notices of change of address shall also be governed by this Section. Notices and other communications shall be addressed as follows:

(a)	if to the Borrower:

TMC the metals company Inc.

10th Floor, 595 Howe Street
Vancouver, British Columbia
V6C 2T5 Canada

Attention:   Craig Shesky, CFO
Email:           Craig@Metals.co

(b)	if to the Lender:

Allseas Investments SA

Attention: [***]
Email: [***]

Copy email to [***]

7.3	Assignment

This Agreement shall ensure to the benefit of and be binding upon the parties hereto and thereto, their respective successors and any permitted assignee of some or all of the parties’ rights or obligations under this Agreement as permitted under this Section. Neither the Borrower nor the Lender shall assign all or any part of its rights, benefits or obligations under this Agreement without the prior written consent of the other.

7.4	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter described herein. There are no warranties, conditions or representations (including any that may be implied by statute), and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement.

7.5	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

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7.6	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither Party will argue to the contrary.

7.7	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom to enforce or to enjoy the benefit of any term of this Agreement.

7.8	Delivery; Electronic Execution

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. To evidence its execution of an original counterpart of this Agreement a party may send a copy of its signature on the execution page hereof or thereof to the other parties by facsimile or other means of recorded electronic transmission (including in PDF form) and such transmission shall constitute valid delivery of an executed copy of this Agreement. The words “execution”, “signed”, “signature”, and words of like import in this Agreement shall be deemed to include electronic signature or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be.

[Remainder of the page was intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF the parties have executed this Agreement this 9th day of September, 2024.

TMC THE METALS COMPANY INC.

By:	/s/ Gerard Barron
	Name:	G. Barron
	Title:	Chief Executive Officer

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IN WITNESS WHEREOF the parties have executed this Agreement this 9th day of September, 2024.

ALLSEAS INVESTMENTS SA

By:	/s/ C.W. Kooger
	Name:	C.W. Kooger
	Title:	Director

and

By:	/s/ L.H. Gillon
	Name:	L.H. Gillon
	Title:	Director

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